EXHIBIT 99.1

Social Reality Announces Record Revenues from Healthcare Clients for 2016

Company’s SRAXmd product line increased unaudited revenues by 115% for the Full Year 2016 compared to 2015

LOS ANGELES, CA – January 11, 2017.  Social Reality, Inc. (NASDAQ: SRAX), an Internet advertising and platform technology company, announced today that its healthcare product line, SRAXmd, recorded record unaudited revenues in 2016 and that bookings for January 2017 are already up 100% compared to January 2016.

SRAXmd, Social Reality’s dedicated Healthcare IT product line develops custom ad targeting platforms and physician databases that cater to leading pharmaceutical companies and brands.  December 2016 unaudited revenues for SRAXmd increased 90% year-over-year from 2015 and fourth quarter unaudited revenues for SRAXmd in 2016 surpassed the total annual revenue recorded for SRAXmd in 2015 with an 85% unaudited year-over-year growth for the fourth quarter.  Based upon our preliminary unaudited financial information, the SRAXmd product line finished the year with 2016 revenues up 115% compared to revenues accrued in 2015.

"We’re providing pharmaceutical clients with first-to-market ad targeting tools that are highly differentiated in the healthcare industry," stated Erin DeRuggiero, Chief Innovations Officer and Co-Founder of Social Reality. "Our ability to deliver banner and video ad messages directly to a provider’s handheld device has been pivotal to our success and continued growth.  When you service clients who manufacture first and second-line Cancer therapies, real-time ad targeting at the point of care can impact patient outcomes in a meaningful way."

About Social Reality, Inc.

Social Reality, Inc. is an Internet advertising company that provides tools to automate the digital advertising market. The company's Social Reality Ad Exchange (SRAX) is a real-time bidding (RTB) management platform for brands and publishers that allows brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns.  SRAXmd is the dedicated healthcare IT product line, focused on developing fist-to-market platforms and physician databases that allow for the targeting of healthcare professionals and patients in real-time. The SRAX Social tool is a social media platform and complete management tool that allows brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns.  SRAX APP is a recently launched platform that allows publishers and content owners to launch native mobile applications through our SRAX platform. For more information, please visit www.socialreality.com or www.sraxmd.com.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to possible changes in the unaudited financial information contained herein, the conversion of bookings to actual revenues, expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations  and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2015, our most recent Form 10-Q and our subsequent filings with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Social Reality, Inc.

Related Links

http://www.sraxmd.com

http://www.socialreality.com

Contact:

Robert Haag
Managing Director
IRTH Communications
SRAX@irthcommunications.com
1-866-976-4784